UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 18, 2013, Pharmacyclics, Inc. (the “Company”) announced that the enrollment target of 350 patients for its Phase III study using ibrutinib monotherapy versus ofatumumab in patients with relapsed or refractory chronic lymphocytic leukemia / small lymphocytic lymphoma (CLL/SLL), (RESONATE™) was achieved on April 3, 2013. As of today, additional 41 patients were screened and are allowed to participate in this study which has now been officially closed to enrollment.

The Company also announced the completion of enrollment of the planned 110 patients in the Phase II single-arm study of ibrutinib in patients with mantle cell lymphoma (MCL) who progress after bortezomib therapy and have received a least one prior rituximab-containing chemotherapy regimen, SPARK (MCL2001). This global study is conducted by Janssen Research & Development, LLC, and its primary endpoint is overall response rate, which is scheduled to be evaluated 6 months from completion of enrollment.

The foregoing descriptions are qualified in their entirety by reference to the Company’s press release dated April 18, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, provided, however, the information found at www.clinicaltrials.gov and the Company’s website www.pharmacyclics.com, are not incorporated by reference into this report.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 18, 2013

PHARMACYCLICS, INC.

By:	/s/ Joshua T. Brumm
	Name:	Joshua T. Brumm
	Title:	Executive Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 18, 2013.